Exhibit 21
TCF FINANCIAL CORPORATION
Subsidiaries of Registrant
As of December 31, 2019

Subsidiary	State of Incorporation	Names under which Subsidiary Does Business
Gateway One Lending & Finance, LLC	Delaware	Gateway One Lending & Finance, LLC
First of Huron Capital Trust I	Delaware	First of Huron Capital Trust I
First Place Capital Trust	Delaware	First Place Capital Trust
First Place Capital Trust II	Delaware	First Place Capital Trust II
First Place Capital Trust III	Delaware	First Place Capital Trust III
Red Iron Acceptance, LLC	Delaware	Red Iron Acceptance, LLC
TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.
TCF Auto Receivables, LLC	Delaware	TCF Auto Receivables, LLC
TCF Bank International, Inc.	Organized under Federal Law	TCF Bank International, Inc.
TCF Commercial Finance Australia Pty Ltd	Australia	TCF Commercial Finance Australia Pty Ltd
TCF Commercial Finance Canada, Inc.	Canadian Federal Corporation	TCF Commercial Finance Canada, Inc. Financement Commercial TCF Canada, Inc.
TCF Commercial Finance New Zealand Limited	New Zealand	TCF Commercial Finance New Zealand Limited
TCF Commercial Finance, LLC	Minnesota	TCF Commercial Finance, LLC
TCF Foundation	Minnesota	TCF Foundation
TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC
TCF International Operations, Inc.	Minnesota	TCF International Operations, Inc.
TCF Inventory Finance, Inc.	Minnesota	TCF Inventory Finance, Inc.
TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.
TCF Management Corporation	Minnesota	TCF Management Corporation TCF Real Estate Management Corporation (FL)
TCF National Bank	United States
TCF National Bank
TCF Capital Funding (MN)
TCF Capital Solutions (MN)
TCF Equipment Finance (MN and CO)
TCF Healthcare Finance (MN)
TCF Home Loans (MN and ND)
TCF Technology Finance (MN)
Tee To Green Equipment Finance (MN)
VGM Financial Services (IA, MN and CO)
Whitlock Financial Services (MN)
and Winthrop

TCF Servicing Company LLC	Minnesota	TCF Servicing Company LLC
TCFIF Joint Venture I, LLC	Minnesota	TCFIF Joint Venture I, LLC
Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation Data Strategy Financial Services (MN) Whitlock Financial (MN)
Winthrop Resources Holdings I, LLC	Minnesota	Winthrop Resources Holdings I, LLC